UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2016

Instructure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37629	26-3505687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6330 South 3000 East, Suite 700 Salt Lake City, UT		84121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 203-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 10, 2016, Instructure, Inc. (the “Company”) entered into a new lease agreement in Pleasant Grove, Utah to facilitate the growth of its engineering, product and customer success teams. The lease has an initial lease term of 10 years from the date the facility is completed and the Company has the option to renew for an additional five-year period. The lease includes 65,000 square feet, half of which will not be available until the second year of the lease. Base annual rent payments are $803,000 for the first year and $1.6 million thereafter, subject to rent escalations of 2.5% per year. In connection with the lease, the Company obtained a letter of credit, and may be required to obtain an additional letter of credit in the future, for the benefit of the landlord.

The foregoing description of the lease is qualified in its entirety by reference to the full text of the lease, which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description
10.1	Lease Agreement by and between the Company and Valley Grove, LLC, dated November 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTRUCTURE, INC.

Dated: November 15, 2016
	By:	/s/ Matthew Kaminer
Matthew Kaminer
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Lease Agreement by and between the Company and Valley Grove, LLC, dated November 10, 2016